Exhibit 99.1

Cover:

Strength In Numbers
2004 Annual Report
NationsHealth

Inside:

Message From Our CEO

Dear Shareholders:

For almost three years my colleagues and I have spent nearly every day working to make our mission of affordable healthcare a reality for millions of Americans. In our efforts we have gained speed and momentum, but perhaps most importantly, we have built a community of more than 2.2 million people whose lives may one day be longer, easier, and healthier for our good work. We have achieved strength in
numbers...strength from their allegiance to NationsHealth and strength from our experiences to date.

Making A Difference For Millions Of Americans

From the beginning, NationsHealth was created with a specific audience in mind: the millions of Americans frustrated and impaired by the crippling, high cost of healthcare, and more specifically, the cost of prescription drugs and other supplies required to keep them healthy. Today we are larger and stronger, and with strength in numbers we have made great progress toward helping these men and women
– primarily seniors – access components of their healthcare more affordably and with greater ease.

Our Business Lines

NationsHealth earns revenue from two distinct operations – 1) our discount prescription drug cards and 2) our Medicare Part B-reimbursed supply business –
both with the aim of helping seniors more effectively and more affordably address their healthcare needs.

More than 2.2 million people have requested and received our proprietary and
Medicare-approved discount prescription drug cards. Using these cards at our network of over 50,000 participating pharmacies, NationsHealth cardholders have saved more than $59 million in prescription drug costs, with an average savings of approximately 25%, or about $13.50, for each prescription filled. We often hear from seniors who save hundreds of dollars a month.

In our Medicare Part B business, we have enrolled over 113,000 patients who rely on
NationsHealth for the provision of their diabetes testing supplies, respiratory care medications and equipment, and ostomy supplies. These men and women enjoy convenient at-home delivery or easy pick-up from a local retailer, but they also enjoy the patient care, outreach, and service resulting in their increased disease care compliance, which ultimately leads to better health. They also enjoy one-on-one assistance to better navigate the confusing maze of Medicare regulations and to better understand the benefits they deserve.

Building Strength In Numbers

All of us at NationsHealth are pleased by the health benefits and savings our customers and patients have enjoyed through their relationship with NationsHealth.
We also take great satisfaction in the company’s success building strength in numbers through the effective aggregation of patient lives and healthcare information. This success in aggregating patient lives serves as the engine that drives our entire business. It leads to increased customers, reduced costs, increased revenues, better care, and the unmatched ability to create partner relationships with quality companies and their customers. In addition, this aggregation enables the men and women we serve to stand up and be counted, empowering them in their pursuit for more affordable healthcare.

Our numbers continue to grow as we aggressively pursue cardholders for our discount prescription drug programs through a carefully orchestrated advertising initiative, fine-tuned to provide consistent returns on our media buying investment. Using this model, we grew our cardholder base to 2.2 million by the end of 2004. With each additional cardholder we become stronger in our ability to negotiate on their behalf for more affordable prescriptions. Importantly, with each additional cardholder, we collect vital healthcare information about their disease states.

Our advertising efforts likewise produce a continuing stream of new patients who elect to participate in our Medicare Part B programs. In fact, we can predict with near certainty – and scale our advertising program accordingly – to attract a pre-determined volume of new patients. Moreover, our marketing model has resulted in relatively low patient acquisition costs.

To keep pace with the growth of our ranks, NationsHealth has built a scaleable infrastructure to service our patients with increasing efficiency and effectiveness. Our well-designed systems along with caring, dedicated employees provide comprehensive disease monitoring that includes
outreach to the patient, communication with their healthcare provider, and continuity for their refills and reorders.

NationsHealth has built our systems to provide patients with more than just their supplies. We’ve built a system to provide them with better care.

Looking Back At 2004

In our relatively short history, NationsHealth has accomplished some extraordinary feats including many significant milestones this past year alone.

Merging Forward

In August of 2004, NationsHealth completed a merger with Millstream Acquisition
Corporation. The merger with Millstream made NationsHealth a publicly-traded company and added nearly $14.7 million in cash. The additional resources have been significant in facilitating our continued, aggressive advertising program that has helped recruit approximately 400,000 new cardholders in the last four months of
2004.

Solidifying Our Core Business Lines

Transaction fees generated by cardholder utilization and reimbursement for diabetes, respiratory, and ostomy care supplies contributed to 2004 gross revenue of $74.2 million, marking a 189% increase from 2003 revenue.

During 2004 we added 1.3 million cardholders and 77,000 patients who use our services for their disease care. Total patients taking advantage of these services grew to 113,000, including 1,000 patients who participate in our ostomy supply program, which we introduced earlier this year.

Patient acquisition costs associated with these new customers are expensed at the time they are incurred. Therefore, 2004 marketing investments significantly affected the net loss for the year. However, it is important to note that increased revenue from new patients is realized over time, and these patients typically represent a recurring revenue stream over multiple years.

Partnering With Industry Giants

2004 also saw witness to a pair of historic partnerships for NationsHealth, including a partnership with WellPoint Pharmacy Management, a WellPoint subsidiary, allowing our services to be offered in several states through “Blues” health plans, as well as a number of insurance-related companies providing health benefits to millions of Americans. In tandem with WellPoint Pharmacy Management, NationsHealth launched the PrecisionDiscounts prescription drug card, which was approved by
Medicare. Our commitment to the venture resulted in the rapid enrollment of more than 200,000 cardholders, and perhaps more importantly, a future partnership with
WellPoint to reach its expansive customer base.

Bringing Our Model To Retail Outlets

NationsHealth’s other key partnership agreement during the past year saw the
NationsHealth disease care programs “installed” in over 1,100 Kmart pharmacies. The program encourages Kmart pharmacy customers to enroll with NationsHealth for their diabetes care supplies. However, unlike our at-home delivery program, the Kmart model allows patients to pick up their supplies at their local Kmart and maintain a face-to-face relationship with a pharmacist. Best of all, patients still enjoy the outreach and patient care that have become hallmarks of our Medicare Part B business.

In the quarters ahead, NationsHealth and Kmart will seek to expand our product offerings to include respiratory care medications and equipment, ostomy supplies, as well as specialty pharmaceuticals and oxygen.

Looking Ahead: Realizing Our Potential

We’re enormously proud of NationsHealth’s growth during 2004 – the enrollment of millions of discount prescription drug cardholders, tens of thousands of new patients participating in our at-home disease care delivery programs, nearly 6,000 patients taking advantage of the Kmart benefits program, and nearly tripling our revenue.

The growth we experienced in 2004 continues. During the first quarter of 2005, we added over 600,000 new cardholders and 20,000 patients receiving supplies, medications and equipment. Perhaps our greatest accomplishment of 2004 – our growth, our strength in numbers – has not yet shown its potential yield. In the months and years to come, NationsHealth will capitalize on the relationships with our cardholders. We will convert the information we have collected regarding their disease states into the delivery of additional services, most immediately, the provision of Medicare-reimbursable specialty pharmaceuticals as well as continued
enrollment into our Medicare Part B business. In the future,

however, that strength will come to mean lower drug costs for our cardholders, more effective disease care for our patients, greater efficiency in the delivery of our services, more predictability for our business, and access to patients for our partners and for government-sponsored programs.

Some analysts estimate that Medicare Part B reimbursement alone represents a $400 billion opportunity over the next ten years. It is our belief that our expertise in compliance, existing customer base, proven customer acquisition strategies, and singular dedication to patient care position us well for just such an opportunity.

Our partnership with WellPoint Pharmacy Management and anticipated partnerships with other health benefits providers will offer NationsHealth access to large groups for whom we will provide the outstanding service and care that our current patients enjoy.

The next will likely could also see the addition of new retail partnerships, from mass merchandisers offering pharmacy services, to drug store chains, to grocery chains, and even independent retailers. Our growing retail program will allow us to add patients to our ranks at a much lower cost than many other disease care providers in the market.

All of these initiatives will bolster revenue growth accompanied by increasing margins. As these markets mature, and as our infrastructure grows, NationsHealth will continue to demonstrate itself as a pioneering player in the healthcare industry, growing more attractive by the day.

Most importantly, though, and most gratifying, NationsHealth’s evolution will result in our ability to help seniors access the healthcare they need – at an affordable cost.

I look forward to that day.

Sincerely,

/s/ Glenn M. Parker

Glenn M. Parker, M.D.
Chief Executive Officer